SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                  March 5, 1998
                Date of Report (Date of earliest event reported)


                          DISCOVERY LABORATORIES, INC.
             (Exact name of Registrant as specified in its charter)


    Delaware                     000-26422                      94-3171943
 (State or other          (Commission File Number)            (IRS Employer
  jurisdiction                                            Identification Number)
of incorporation)


                         509 Madison Avenue, 14th Floor
                            New York, New York 10022
                    (Address of principal executive offices)

                                 (212) 223-9504
              (Registrant's telephone number, including area code)

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Item 5. Other Events

            Discovery Laboratories, Inc. (the "Registrant"), ATI Acquisition Corp. ("Acquisition Corp.") and the Registrant's majority-owned subsidiary, Acute Therapeutics, Inc. ("ATI"), have entered into an Agreement and Plan of Merger (the "Merger Agreement") dated as of March 5, 1998. Pursuant to the Merger Agreement, the Registrant will acquire all outstanding shares of the common stock, par value $0.001 per share, of ATI ("ATI Common Stock") through a merger of Acquisition Corp. into ATI (the "Merger"). The Registrant and ATI have also entered into a Management Agreement dated as of March 5, 1998 (the "Management Agreement") providing for the management of the Registrant by the ATI management team pending completion of the Merger. Pursuant to the Management Agreement, members of the ATI management team have been granted options to purchase 126,500 shares of the Registrant's Common Stock, par value $0.001 per share ("Registrant Common Stock"), subject to vesting.

            The Merger Agreement provides that the stockholders of ATI will be issued 3.91 shares of Registrant Common Stock in exchange for each share of ATI Common Stock held by the stockholders of ATI prior to the Merger (the "Exchange Ratio"). Certain outstanding ATI options for the purchase of ATI Common Stock will be assumed by the Registrant and will become exercisable for Registrant Common Stock on the basis of the Exchange Ratio. In addition, pursuant to employment agreements to be entered into with the Registrant, the ATI management team will be granted, in the aggregate, options to purchase (i) 338,500 shares of Registrant Common Stock, subject to vesting, (ii) 175,000 shares of Registrant Common Stock at such time as the market capitalization of the Registrant exceeds $75 million and (iii) 160,000 shares of Registrant Common Stock upon consummation of a corporate partnering deal having a total value of at least $20 million. The Registrant Common Stock to be issued to ATI stockholders and the ATI options to be assumed in the Merger, together with the options to be issued to ATI management members pursuant to their employment agreements with the Registrant and the options granted pursuant to the Management Agreement, will represent approximately 24% of the Registrant Common Stock on a fully-diluted basis.

            The closing of the Merger, which is expected to occur as soon as practicable after the Registrant's Annual Meeting of Stockholders, is subject to customary closing conditions, including approval by the stockholders of the Registrant and ATI. The Merger is further conditioned upon, among other things,
(i) the execution of employment agreements by Robert J. Capetola, Ph.D., currently Chief Executive Officer of ATI, and other key executives of ATI and
(ii) the election at the Annual Meeting of a Board of Directors of the Registrant consisting of six of the Registrant's current directors (three of whom are also directors of ATI) and four of ATI's current directors.

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits

      (c)   Exhibits:

      2.1 Agreement and Plan of Merger among Discovery Laboratories, Inc., ATI Acquisition Corp. and Acute Therapeutics, Inc. dated as of March 5, 1998.

      2.2 Form of Registration Rights Agreement between Discovery Laboratories, Inc., Johnson & Johnson Development Corporation and The Scripps Research Institute.

      2.3   Form of Lock-up Agreement.

      10.1 Management Agreement between Discovery Laboratories, Inc. and Acute Therapeutics, Inc. dated as of March 5, 1998.

      99.1  Press Release dated March 10, 1998.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          DISCOVERY LABORATORIES, INC.
Date: March 10, 1998

                                          By:   /s/ James S. Kuo
                                                ------------------------------
                                                Name: James S. Kuo, M.D.
                                                Title: Chief Executive Officer

                                  Exhibit Index

       Exhibit Number                          Description
       --------------                          -----------

              2.1                         Agreement and Plan of Merger

              2.2                         Form of Registration Rights Agreement

              2.3                         Form of Lock-up Agreement

             10.1                         Management Agreement

             99.1                         Press Release dated March 10, 1998